Conference Call Transcript
Texas Instruments – National Semiconductor

April 4, 2011
4:30 p.m. Central time / 2:30 p.m. Pacific time

The following is a transcript of the conference call held by Texas Instruments Incorporated (“TI”) and National Semiconductor Corporation (“National”) on April 4, 2011 to announce that they had entered into a merger agreement whereby TI would acquire National.

PARTICIPANTS

Corporate Participants

Ron Slaymaker – Vice President & Head-Investor Relations
Richard K. Templeton – Chairman, President & Chief Executive Officer
Donald Macleod – Chairman, President & Chief Executive Officer, National Semiconductor Corp.
Kevin P. March – Chief Financial Officer & Senior Vice President

Other Participants

Stacy A. Rasgon – Senior Analyst, Sanford C. Bernstein & Co., Inc.
John Barton MBA – Managing Director & Senior Research Analyst, Cowen & Co.
Tore E. Svanberg – Managing Director, Stifel, Nicolaus & Co., Inc.
Shawn R. Webster – Senior Analyst, Macquarie Capital (USA), Inc.
Romit J. Shah – Research Analyst, Nomura Securities International, Inc.
Chris B. Danely – Senior Analyst, JPMorgan Securities LLC
Srini Pajjuri – Research Analyst, Credit Agricole Securities (USA), Inc.
Uche Orji – Research Analyst, UBS Securities LLC
Craig Berger CFA, CPA – Senior Vice President, FBR Capital Markets
Ross C. Seymore – Research Analyst, Deutsche Bank Securities, Inc.
James Covello – Research Analyst, Goldman Sachs & Co.
Chris Caso – Senior Analyst, Susquehanna Financial Group LLP
Brendan Furlong – Research Analyst, Miller Tabak & Co. LLC
Sumit Dhanda PhD – Analyst, Citadel Securities
Vivek Arya – Research Analyst, Bank of America Merrill Lynch
Ryan Cram – Associate, Charter Equity Research

MANAGEMENT DISCUSSION SECTION

Operator:  Please standby the conference is about to begin. Good day everyone, and welcome to the Texas Instruments National Semiconductor conference.

At this time I’ll turn the call over to Ron Slaymaker. Please go ahead, sir.

Ron Slaymaker, Vice President & Head-Investor Relations

Good afternoon and thank you for joining our conference call to discuss TI’s plans to acquire National. As you have likely seen today TI and National announced that we have entered into a definitive agreement for TI to acquire National for $25 per share in cash.

Joining me today is Rich Templeton, TI’s Chairman, President and CEO. Also joining me is Don Macleod, National’s Chairman and CEO. Both have prepared comments and joining us for Q&A is TI’s Chief Financial Officer, Kevin March. We will limit today’s call to one hour. After introductory comments by Rich and Don, we will open the lines for your questions.

For any of you who missed the release, you can find it on TI’s or National’s website. This call is broadcast live over the web and can be accessed through either company’s website. A replay will be available through the web. We’ve also posted additional information on TI’s website including an investor presentation.

This call will include forward-looking statements that involve risks and uncertainties that could cause our results to differ materially from management’s current expectations. We encourage you to review the Safe Harbor Statement contained in the news release published today as well as our most recent SEC filings for a more complete description.

In today’s call, we’ll address topics such as how this acquisition fits into TI’s analog strategy and growth plans. We’ll also address the financials associated with the transaction including, both Rich’s and Don’s views of how each company’s investors will benefit.

Rich, could you provide us with your perspective on this acquisition?

Richard K. Templeton, Chairman, President & Chief Executive Officer

Thanks, Ron. As you’re aware, TI’s strategy is to focus on analog and embedded processing to drive growth and returns. Both are large and even though we have strong positions in each, our share is still modest. Clearly, we have significant opportunity to grow.

Our announcement today of the acquisition of National is a key step in our strategy. Following the close of this transaction, analog will represent almost half of TI’s revenue. It’s an important milestone in our continuing progress as an aggressive analog competitor. There are three core reasons why this acquisition is a great outcome for both companies.

First, it makes TI’s analog portfolio even broader, stronger, and more attractive to customers. Second, it gives National the opportunity to grow faster. In fact I believe the combination of our two companies can significantly outgrow the analog market. And third, the numbers work for both companies and our shareholders. For TI, I expect the return on this acquisition will exceed TI’s cost of capital within a few years and create shareholder value accordingly. So let me address each of these points in more detail.

Regarding the first point, let me explain how this combination makes TI stronger and will help us serve customers better. National has 12,000 products in its portfolio. TI has 30,000. In any given year, TI introduces about 500 new analog products. With this acquisition, we add 12,000 products all at once, products that are highly complementary with our own from both an end system and an individual product perspective.

Last quarter over 45% of National’s revenue came from industrial applications. Our analog revenue is weighted towards communications and computing applications. Even within the various categories of analog, there is minimal product overlap. For example, National has a rich lineup of high voltage power management products that are well suited to industrial power applications, while our power management product offerings are more oriented towards portable devices. National has low speed, high resolution data converters while ours are high speed and high resolution. There are plenty of examples like this but the bottom line is that the combination of TI and National means we can engage with customers in application segments where we have no or minimal engagement today.

National’s highly skilled analog engineering team will also make TI stronger. Analog engineers are a critical and scarce resource, and this will be an important addition to our ability to develop more solutions and drive more innovation for our customers. National’s design engineers will not only have access to all their current process technologies but also to TI’s broader process portfolio. In addition, National brings other capabilities. They have been investing in a number of new technology areas such as automotive power management, general LED lighting and front ends for sensors to name a few that are now poised for growth. Also, National has long been an innovator in packaging and we look forward to bringing these capabilities on board.

Now let me address my second point, why I believe we can grow the combination of our two companies significantly faster than the market. Although National has a strong product portfolio, we believe its growth potential has yet to be met. TI has the world’s largest semiconductor sales force and it will become even more effective with this combination. Important to my belief that we can significantly accelerate National’s growth is that together, our sales force will be 10 times larger than National’s is today. Getting National’s great products into the hands of our combined 2500 person field sales and applications engineering force will jump start its growth, because more products will get to more customers with the acquisition than either company could sell on its own.

My expectation is that we will be able to accelerate revenue growth of National’s products at the same pace as our own analog revenue. Considering the gross margins that National has achieved, the benefit to the bottom line for each additional dollar of revenue is substantial. There is also an opportunity for TI to cross-sell other products such as microcontrollers or other analog chips into those National customers where we may not have a significant presence today.

From a manufacturing perspective, National has available capacity that is cost efficient and offers room for growth. Also, TI has the ability to bring on more production because of the additions that we’ve made in the last two years. Together, we have a unique platform from which to produce the products our customers need in order to grow.

And finally, my third point is that the numbers work. I’ve always said that we would not enter into a sizeable acquisition unless it made us a better, stronger supplier to our customers and that the numbers made sense both near term and long term. The financials were a critical consideration for both sides in this transaction. In our case, I was particularly focused on ensuring that the expected return on our invested capital would exceed our cost of capital within three to four years, and I fully expect it will. This return will be driven primarily by the acceleration of revenue growth from National’s portfolio and the resulting profit contribution. We have every reason to believe we can generate growth in National’s product line equal to that of TI’s and because of this growth, we are comfortable with the premium we’re paying.

The purchase price of $25 per share represents a total transaction value of about $6.5 billion. We expect to fund this transaction through a combination of cash from our balance sheet and debt. From a GAAP earnings per share perspective, this acquisition will be accretive in the first year leaving aside costs of the transaction.

I caution you though that EPS accretion is a low hurdle in today’s low interest rate environment with an all-cash transaction, so more important is the opportunity for revenue growth to increase product sales, therefore driving the return on our invested capital. The acquisition will be beneficial to our margins as you would expect from a strong analog portfolio.

In 2010, National’s gross margin compared favorably to TI’s and their operating margin was similar to ours when results are adjusted for items such as restructuring and other non-reoccurring events. We have also identified cost synergies of about $100 million, annualized run rate starting one year from the close, mostly focused in the corporate and support functions.

So why now? What makes this the right time to acquire National? I believe it comes down to three reasons: first, all three of TI’s analog engines are running well and outpacing the market; second, TI’s sales force has never been better at selling analog; and third, the people of National have begun an intense effort to focus on growth, they’re ready to grow. Add to this fact that TI and National share very similar cultures and strategic intents.

We both see a growing need for analog solutions and are committed to solving customers’ problems. We both value the talent of our employees and place the utmost importance on ethics, and we’ve been shaped by 50 plus years of semiconductor heritage, a long and rich history.

I couldn’t be more pleased with this acquisition. There is a great deal of hard work in front of us and I’m ready to join the people of TI and National to build a system that has the ability to meet the analog semiconductor needs of any electronic system for any customer elsewhere in the world.

It’s my pleasure to now turn this over to Don for his perspective.

Donald Macleod, Chairman, President & Chief Executive Officer

Thank you, Rich. So I’d like to start off by addressing a question you probably all have for me which is why in my perspective is this a good transaction for National? Well, first of all, this transaction obviously provides our shareholders with very compelling value. You should all know that National was not looking to be acquired. TI approached us and our Board of Directors decided that it was appropriate to engage.

We think that the two companies complement each other very well. National, as you know, has a strong foundation and a brand in power management, especially with our industrial customers, and National is investing in new energy efficiency application areas such as LED lighting, solar energy, and electric vehicle battery power management.

Our in-house manufacturing is industry leading, and we have a great business model with strong margins and strong earnings leverage. As you’ve heard from Rich, TI has a much larger platform to the market. It clearly enjoys the benefits of scale, especially with its very broad portfolio of 30,000 products and its much larger global sales force. It also has a much broader engineering base and intellectual property portfolio, and it also has in house 300-millimeter fab capabilities coming online which will prove valuable down the road for our employees.

This transaction benefits essentially all key stakeholders. First, our customers now have a much larger portfolio of products to select from. They have a combined sales team that is 10 times the size of National’s standalone sales team now addressing their needs, and combined, as Rich said, we have about 100 years of analog and semiconductor experience, we can now cross collaborate and we can drive more innovation and in the end of the day, this is going to be for our customers’ benefit.

Our companies really are complementary in technologies and in the end markets and there’s minimal overlap. For our employees, this provides new avenues for further career development as we combine and open up opportunities in what is now a much larger organization.

Our engineers are now provided with a larger selection of circuit design, packaging, manufacturing processes and other technology support, and they will be able to use this much larger sales force and its customer relationships to drive revenue growth. And lastly, again, for our shareholders, this really does provide National’s shareholders with very compelling value right now and it allows for TI’s shareholders a vehicle to unlock the last piece of our parcel, which is revenue growth by combining our business model with TI’s acknowledged strengths and its revenue growth track record going forward.

With that, I’d like to turn it back over to you, Ron. Ron?

Ron Slaymaker, Vice President & Head-Investor Relations

Thanks, Don. I’ll now ask the operator to open the lines for your questions. In order to provide as many of you as possible the opportunity to ask a question, please limit yourself to a single question. I will provide you the opportunity to ask a follow-up question. Operator?

QUESTION AND ANSWER SECTION

Operator:  [Operator Instructions] We’ll take our first question today from Stacy Rasgon with Sanford Bernstein.

<Q – Stacy Rasgon – Sanford C. Bernstein & Co., Inc.>: Hi guys. Thanks a lot for taking my question. Just the first one, you guys have talked for a long time about the potential to achieve well above the market growth level on your own. Why is this all of a sudden the time to decide that you were better off trying to buy some of that growth rather than trying to stick with it on your own?

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Rich?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, Stacy, I think the answer is yes, and what I mean by that is, in some ways you’ve looked over the past eight quarters, I think Ron’s team provides the update of how we’ve grown versus the market, with the total core businesses especially analog and we’ve been outgrowing by the 2X metric we’ve referred to. So we’ve got all three of our analog businesses, the power business, HVAL and HPA growing above market and what we see very simply is a unique opportunity to add a fourth strong business to the portfolio right now. So this is not about not growing organically. It’s about keeping that organic growth high and then bringing high organic growth to the National portfolio.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on, Stacy?

<Q – Stacy Rasgon – Sanford C. Bernstein & Co., Inc.>: I do, yeah. Just around I guess the balance sheet, so you’re levering up here. You guys have always had a pristine balance sheet. This makes it maybe a little bit of a bigger bet. Can you give us some feeling for how much debt you actually feel like you need to raise? How much cash you might keep on the books? And what does this actually mean for the trajectory of the share buyback that you announced a couple of months ago?

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Kevin, do you want to take that one?

<A – Kevin March – Chief Financial Officer & Senior Vice President>: Sure. Stacy, we last quarter had a little less than $3.1 billion on our balance sheet and National’s most recent quarter had about $900 million, so combined we have quite a bit of cash available. Clearly we’ll keep a fair amount of that for our operating needs. As we look forward it’s going to be somewhat a function of the timing of when this closes because we can clearly continue to accumulate cash as we go through the year. As you well know, first quarter tends to be our lowest cash accumulation quarter and it builds up throughout the year. So I would estimate right now that we would be looking at somewhere between $3 billion and $4 billion of total borrowing when we close on this transaction.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Stacey, thank you for your questions let’s move to the next caller please.

Operator:  We’ll take our next question from John Barton with Cowen and Company.

<Q – John Barton – Cowen & Co.>: Thanks, Rich. Could you provide your thoughts on any regulatory hurdles you might encounter, please?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, John, obviously we’ve looked at that pretty closely, and the belief is you can look at it in some ways a very fragmented market. Our share is at 14% in total as a company, National’s is at about three. But really the story of analog is when you start drilling down into the finer compartments and product areas, you end up finding competitive offerings in many of these spaces. So with the time we’ve spent on that, that’s the confidence we have that it can move through regulatory approval.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Did you have a follow on, John?

<Q – John Barton – Cowen & Co.>: Yeah, please. Rich, you touched on product breadth, right, 12,000 products, 30,000 products, the rate of product introduction. How much redundant R&D do you think there is between the two companies that you’ll be able to get rid of and actually further accelerate that product introduction, be it process, be it packaging, the things that can be spread across the bigger organization?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, John, the simple answer and we had a chance to chat with employees just a few minutes ago is the intent is really, none. And what I mean by that is we look at a talented R&D team out here, talented package development people. They’ve got their versions of some high voltage and different mixed signal processes and this is about how you get these teams growing faster, not reducing R&D.

So we think what will most likely happen is that the quality of the projects or the quality of the opportunities that the National team has will continue to grow. We’d love to be investing more over time and the real secret to this is just getting highly accelerated revenue on top of what’s already being invested, so that’s where the focus will be.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: All right. Thank you, John. Let’s move to the next caller.

Operator:  And we’ll take our next question from Tore Svanberg with Stifel Nicolaus.

<Q – Tore Svanberg – Stifel, Nicolaus & Co., Inc.>: Yes. Thank you and congratulations to both of you on this announcement. My question is on management team. Can you talk a little bit about how the new management team is going to look like?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, Tore. If you look at the structure and you know with our Analog segment today, we have three businesses or three main businesses inside of that and the intention is very simply that we will add a fourth business. It’s a great team of people operating out here and around the world and we want to keep that operating intact. And so the business entity to speak will be a fourth unit. Gregg Lowe who runs Analog for us is going to be spending really time running that fourth business so he can get close and learn everybody in addition to maintaining his ongoing role for the total Analog segment.

You’ll watch us as part of that move the – connect the line for the manufacturing sites, so the two wafer fabs, the assembly/test operation into our manufacturing operation to get the combined strength in being together on that front. We’ll have a single face to the customer from a sales force point of view, because we think that is a vital area to be able to get more attention on the products, so we’ll be bringing the sales forces together and then we will be going through some combinations, especially on the G&A or corporate function side to be able to get some efficiencies on that, but that is a much smaller piece.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Did you have a follow-on, Tore?

<Q – Tore Svanberg – Stifel, Nicolaus & Co., Inc.>: Yeah, just on manufacturing. So my understanding is that both on the front-end and on the back-end you’re going to be keeping everything, I shouldn’t expect any potential cost savings there?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: That is correct. And I think not only are we going to be keeping the operations that are there, but I believe Don and Lewis have talked on their calls in the past, the wafer fabs have been running, I think in the 60s – 60% range, Don?

<A – Donald Macleod – Chairman, President & Chief Executive Officer>: Yeah. That’s good.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: 60% range on utilization, so boy, this is a magical thing in our business when you can get more sales across those same fixed costs, good things happen and that’s where our energy will be focused.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Thank you, Tore. We’ll move to the next caller.

Operator:  We’ll take our next question from Shawn Webster with Macquarie.

<Q – Shawn Webster – Macquarie Capital (USA), Inc.>: Yeah, thank you. Well, my first question is on the deal cost. I was just curious; can you walk through how you came up with the price itself? I mean, the deal cost was 6.5 billion. It looks like it’s like 2X the cumulative free cash flow National has generated over the last 13 years? Thank you.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, if you take a look at the transaction valuations and we are, we believe that in some ways people will look at the premium or the calculation or do even the calculation that you just did looking backward, but what we studied very, very closely was we took a look at the revenue, we took a look at the revenue growth that we believe could be achieved, we looked at things like going back even just two years on the revenue levels that National has been achieving, and the fact is we think that’s a great indication of the capability of the analog product portfolio that’s out here, and the fact is portfolios don’t change that fast.

So we took those calculations of what we felt we could drive with growth. We took a look over time what we could achieve and then it was very simply finding the – it was a fair value, but one that we think addresses really the needs of both shareholders on that particular front.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on, Shawn?

<Q – Shawn Webster – Macquarie Capital (USA), Inc.>: Yeah, thanks. Just on the overall consolidation process, I was wondering if you could share with us your thoughts. Do you expect to see more of this in the analog industry, was this is a competitive bidding process? Thank you.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Shawn, you’ve heard me comment before in many different environments that I don’t think in the tech field, especially the analog or the chip business where innovation continues to be a pretty important factor, that there is necessarily some force of consolidation. And so the thought process that’s behind this is not one of consolidation, but one of really just opportunity to grow faster and a great way to put $6.5 billion to work earning pretty good rates of return. So that’s – that was the sense we had.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Thank you, Shawn. We’ll move to the next caller.

Operator:  Our next question comes from Romit Shah with Nomura Securities.

<Q – Romit Shah – Nomura Securities International, Inc.>: Hey, guys, just based on my math, the deal looks like it’s four to five times accretive to my earnings in 2011. Would you agree with this? And as a follow-up, is there potential to generate additional cost synergies if the revenue growth, Rich, that you talked about does not materialize?

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, Kevin, do you want to take a shot at that?

<A – Kevin March – Chief Financial Officer & Senior Vice President>: Sure, Romit, I won’t go so far as to predict the actual number of pennies of EPS accretion, but I would say that we do expect it to be accretive immediately, when you exclude the actual transaction deal cost. And that’s on a GAAP basis. On a non-GAAP basis of course more amortization could run other things going on and it will be even more so.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: And there was a second part of that question?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, I would say on the question of cost synergy versus growth, guys you’ve watched us. We’ve had pointed analyst meetings even several years ago when it came to our HVAL business wasn’t growing at the rate we wanted it to and the focus is how do you get it growing well? And I think in many ways, that’s the part that’s exciting about this. Don’s team is well into the beginning of that journey and I think we’re providing even more tools now with the expanded sales force to try to accelerate that even faster.

<Q – Romit Shah – Nomura Securities International, Inc.>: Rich...

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Thank you, Romit, and we’ll move to the next caller, please?

Operator:  And we’ll take our next question from Chris Danely with JP Morgan.

<Q – Chris Danely – JPMorgan Securities LLC>: Thanks, guys and congrats on the deal. I guess first just a question for Rich. I mean, it seems as though over the last few years, some of your growth has come at the expense of National, so could you just take us through the puts and the takes as to why not just continue to take share from National versus buying them now and did you guys look at any other companies involved in this and was National sort of the best out there?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Chris, I think the easy way to look at that is if you take a look at the growth, the share gain that our Analog businesses have collectively added over the past couple of years, it is significant but it’s also a case that while some of that may have come from the National product line, when you take a look at the breadth of competitors and the markets, be it signal chain or the mixed signal side which the National portfolio really doesn’t address, that’s where we see great opportunities to put the combined growth on top.

My confidence is that I’ve just watched in this business too long that analog and particularly analog catalog portfolios take a long time to build and I think there’s a lot of inherent value inside of them and I think we’ve got a chance with the changes that have begun here but that we can accelerate to really push growth against a lot of other power competitors that are out in the world.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, and Operator, or Romit, I realize I didn’t give you your follow-up question so if you will queue back in and Billie if you can work with the Operator to get Romit back up to the top. Do you have a follow on, Chris?

<Q – Chris Danely – JPMorgan Securities LLC>: Yes, thank you. So it sounds like there’s a lot of synergies between TI and National. Do you guys have an estimate of how much overlap there is in terms of the product lines?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, Chris, it’s an interesting one and it was one where we spent a lot of time, Don and I and Greg Lowe and the team. You can take a very simple description. For example, switch mode power supplies and we’ve got strong offerings with a product family called SWIFT. National has a strong offering with I think it’s the Simple Switcher business and so at a high level, you can say boy, that’s an overlap. You’re both in switch mode power supplies, but when you take the time and put it on a graph and you look at output voltages versus drive, you all of a sudden start seeing a little bit of our heritage difference. So you’ll see with the National family, higher voltages indicative of industrial, telecommunications type power supply applications. You look at our family of SWIFT you see it more driven by mobile or portable devices from that perspective. So that’s where when you start sorting down through that, you really get pretty intrigued by what the complementary nature is and we’ve got examples of that on the data converter lines. You can look at it at in amplifiers. They’ve got a strong Class A, B offering and we’ve got a stronger Class D offering so we really have studied that pretty closely.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Chris, thank you and we’ll move to next caller?

Operator:  And we have Romit Shah back.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: He’s back. Go ahead, Romit.

<Q – Romit Shah – Nomura Securities International, Inc.>: Hi, thanks guys. Rich I just want to ask, you guys have been a longstanding player in the analog market and you’ve been very competitive there, yet your market share has been in the mid-teens and just curious why is it so tough to gain share in this market and just having National accelerate your trajectory?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Romit, I might take a little bit of exception if you get the – if you take the time back and look over the longer term, and you’ll actually see pretty steady five and six year process of us building up. In 2010, I think most consensus is that number probably moved into the 14% range. We clearly had even during that climb, for example, HVAL not performing for a couple of years but now really dating back to 2009, growing and supporting our growth strongly. So I think we’ve got the ability to continue with the organic growth that I’ve commented on already.

What today is about is not was that good or was that good enough. But we think we have some assets of sales force that covers the world better than any other sales forces, some manufacturing, some technology scale that we can really bring to bear with the National team and that product portfolio and their skilled folks. And then add even more growth on top of that, so it’s – per one of the earlier questions, it’s not a trade-off of doing one versus the other.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Great. Thank you, Romit, for coming back. And operator, we’ll move to the next caller.

Operator:  And we will move on to Srini Pajjuri with CLSA Securities.

<Q – Srini Pajjuri – Credit Agricole Securities (USA), Inc.>: Thank you. Rich, given your growth target that you’ve communicated to us in the past, in the 2x the analog growth rate, combined with National, do you think you can sustain that growth given the large size of the business now? And also, if you look out to the different end markets, where do you see the biggest growth potential given your combination with National today?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: So on the question of the 2x growth goal and let me just remind for other callers that may not have heard it or remember what that means exactly. What we’ve really said is whatever assumption you have for the semiconductor market over a three to five year basis, if you believe that’s an 8% overall market, the definition of growing 2x the market is that you would be eight percentage points higher or 16% annually. If you felt the market was smaller, it would be the same type of math.

So, we have spent time with the National team where very clearly the goal is to quickly get the National portfolio growing at that same rate or to that same objective that we have for the TI team and as I believe you know, we’ve been able to turn that growth in for the past couple years with the TI analog businesses. So we’ve been clear about that. We’ve got a lot of work to go do, but we’re encouraged by that opportunity.

In terms of end markets, you know, I’m careful about narrowing that down, because I think with the skills that we’ve got across the product portfolio, this is a product portfolio that touches power management, touches amplifiers, some positions in converters, and I think it’s going to give us an opportunity, probably the most unique one as I commented in the prepared remarks is National is stronger in industrial and that’s going to get us into customers that were going to take longer, it was going to take five years for us to get into and build relationships. We can accelerate with this acquisition. So industrial is probably the most standout one, but in general we see opportunities to engage across the market.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Srini, do you have a follow-up?

<Q – Srini Pajjuri – Credit Agricole Securities (USA), Inc.>: Yes, and then obviously, half of your business is analog and as the baseband business declines over the next few years, as a percent of sales analog will continue to increase. I’m just curious, Rich, where does OMAP and connectivity fit into this whole you know, Analog and Embedded Processing. What’s the strategy for that business longer term? Thank you.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: You know, the strategy and we’ve talked about it before is great growth opportunities are a nice thing to have, and if you look inside the application process or the OMAP business and the connectivity business, I think in many ways, and we’ve probably surprised the outside world with just how fast Greg Delagi and Remi and Haviv and that team have grown.

Obviously, smartphones and tablets are all the craze and we’re excited about the customers we’re dealing with. But we also see the ability to diversify that business, or fan that business out and we’ve got people and resources off working at growing it into additional markets and additional market spaces. So I think it’s going to be a great business to be driving growth and driving earnings for TI in addition to what we’re doing on the analog front.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Thanks, Srini. And we’ll move to the next caller?

Operator:  Your next question comes from Uche Orji with UBS.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Uche, are you there?

<Q – Uche Orji – UBS Securities LLC>: Yes, I am. Thank you very much. So let me just ask about the manufacturing strategy. You know, so you have some assets you bought from memory companies which you are moving to analog and then you have your own analog processes and also you now add in Nationals process. Is there going to be a way to kind of harmonize this or are you going to just run these processes and if so, are there any synergies from a manufacturing standpoint that you could have? I’m just trying to see how to quantify any additional synergies to the $100 million annualized you are getting from corporate and support function?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, you know, Uche my advice on that is the word harmonize near a technical population is usually a bad thing, okay. It usually means everybody compromises for a lesser output. So what we are so excited about with what we have with the National acquisition is that not only do you have the strong product portfolio but you’ve got manufacturing assets that have tremendous head room to grow. We talked about the 60% utilization.

So the fall through on the National front can be very strong on that. What we will literally be doing, if you spent time and would spend time with the development teams once this gets closed is we have told folks very simply, every process that you design on or every package technology that you use today as a National design engineer, you have it tomorrow. You have it in a year and any extensions that you’re planning on the process team making, you’ve got those.

Oh, by the way, if there’s things over in the TI portfolio that you don’t have and it lets you put out a great product, you’ve now got access to that as well, so we don’t have to move processes between fabs. We don’t have to re-qual part numbers for customers, all of which is highly inefficient and wastes time so the synergy that will come from that is really just comes back to how fast we can grow the revenue.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on, Uche?

<Q – Uche Orji – UBS Securities LLC>: Yes, I do. So the closing time is six to nine months. Outside of regulatory concerns, are there any other reasons why we have a nine month closing period which in the context of some of these deals is quite a long one, and in terms of market share, if and when this deal closes, what do you think will be the combined market share of the two companies, because you used to give us your own market share somewhere in the 17%, 18% range. I’m not quite sure how it kind of adds up now with National.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: That’s a multi-part question, so multi-choice, so take whichever one you want.

<Q – Uche Orji – UBS Securities LLC>: They’re two short questions.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: So, on timing and if Kevin wants to add, he certainly can, but in general, the regulatory approval is why we’ve got a six to nine month window that we’ve described for anticipated closing. If we can do it sooner, we certainly will but that would be the longest item anticipated on that front, and then on the shares themselves, I think most public market analysts would put TI in the 14 and change range. I think National is at the three and change, so it’s going to be somewhere between 17 and 18 if you use, again, industry calculations and our Analog segment revenue and the National Semiconductor number.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: I think you are one of those analysts, Uche, we should be asking you. Kevin do you have anything to add?

<A – Kevin March – Chief Financial Officer & Senior Vice President>: Yes, I’d just say on the length of the closing the reason that we have framed it as six to nine months is it’s not just U.S. and European regulatory authorities but it’s authorities in an assortment of other countries and we think we’ll be probably going through 10 or more different countries for our regulatory authority on this and frankly some of them it’s not entirely clear how long it will take and so that’s why we ranged six to nine months on that.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay. Thanks, Kevin. And thank you, Uche, we’ll move to our next caller.

Operator:  Our next question comes from Craig Berger with FBR Capital Markets.

<Q – Craig Berger – FBR Capital Markets>: Hi guys. Congratulations on the deal. My main question is how much of National’s output are you going to be moving into 300-millimeter fabs?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: So Craig, the simple one so we can cover it clearly and this is on behalf of all analysts plus any employees that are listening as well is with the utilization levels that are inside of National today, our intent would be to continue to grow and fill those factories that are there. Now, if we have people inside of National that want to use a particular process that we’re qualifying and running in 300-millimeter or it makes sense for a new product that they’re releasing, could they put new products into that fab for the long term? Absolutely. We’ve talked about that being one of the really great benefits is in the long term, that becomes an asset that the team out here can take advantage of, but there will be no fab shifting or near term fab shifting plan.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: And Craig, I think I’ll note that we did that even with our own products. When we brought up RFAB we talked about it was for growth. It wasn’t for the purpose of cost reduction and that’s the way we’re executing it. Do you have a follow on, Craig?

<Q – Craig Berger – FBR Capital Markets>: Yeah. Can you just remind us how much 300-millimeter capacity you have, how much you’re utilizing and then if you can, make any comments on supply chain over in Japan, as it relates to that, great, if not, we can skip it.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, Craig, and Ron will have to clarify. We talked Renner with the tooling that we had in it was capable basically to be able to run $2 billion of annual revenue, and as you know and I’ll remind all those that are on the call, qualified October of ‘10, so first production basically in fourth quarter calendar ‘10 and we will ramp that as a function of demand.

Obviously, with some of the things – to the second part of the question – that are going on in Japan, we’ll put some of those mask sets that were running or are running over in the Miho facility in Japan just so we’ve got customers double tooled and supported as the Miho facility comes up accordingly.

So on the Japan side; I think we put a release out. I forget, Monday, Tuesday a week ago, and the fact is the team is really – the guys have done a superb job going around the clock. They’ve got the clean room recertified and the plan is to have that mini line or the first production moving in mid-April and the folks are going around the schedule to do that and we feel pretty good.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Any additional update on that Craig, we’ll try to provide with our earnings in a couple weeks. Okay, Craig thanks for your questions. We’ll move to the next caller.

Operator:  And we’ll go now to Ross Seymore with Deutsche Bank.

<Q – Ross Seymore – Deutsche Bank Securities, Inc.>: Hi, guys. Congrats from me as well. First question on the growth side of things, Rich you talked about getting National’s revenue growth up to matching TI’s. You also talked about how it takes such a long time to kind of move the needle in the analog space in both directions. When do you expect National’s growth rate to match TI’s and in sort of what timing is built into that positive ROI of three to four years that you mentioned?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah. Ross, I’m going to – I’m not going to give a specific answer just so we can limit the amount of fun Ron has in trying to answer that over the next couple of years. But you can imagine that we have set some objectives for the team and we’ve talked to them about that.

We’ve got to get the acquisition closed to put that in place but you can probably guess that we would model a step in ‘12 and then really when you get further out, get it up to the full rate, but it’s not – that target is not a date we’re going to put out in front of everybody.

<Q – Ross Seymore – Deutsche Bank Securities, Inc.>: If I can, just to keep it more, kind of general, is the assumption that that growth rate matches yours implicit within your positive return assumption that you talked about in your press release and in your prepared comments?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yes, Ross. If I wasn’t clear on that, that’s absolutely the case. The basis or the economics that are required to drive the payback on this thing is about achieving the types of goals that we talked about.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay. Thank you, Ross. We’ll move to the next caller.

Operator:  We’ll go now to Jim Covello with Goldman Sachs.

<Q – James Covello – Goldman Sachs & Co.>: Great, guys, thanks so much for taking the question. Really just one question from me. Rich, over the years whenever you’ve been asked about acquisitions one of the things you always highlighted is how important the culture of the company that you’re acquiring is and a lot of that was based on your experience with Burr-Brown and Unitrode over the years. How do you think culturally these two organizations will come together given how much you’ve emphasized that issue in the past?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah. This is one where every day I spend on this, the more I got to know Don and meet some of the folks out here, you feel better and better. And as we just talked with an employee large, all hands on deck meeting, at the heart, we’ve got passion of innovation. We’ve got passion in the importance of ethics and how you operate. We’re global companies. We love the analog business. We love coming up with new circuits, new process, new package. These are all things that are very common.

As Don commented in his remarks, we’ve got over 100 years of experience in analog between the companies National being really the original analog company, TI with the invention of the integrated circuit. So I think we’re going to find the things that are common very, very high, and so it’s exciting to see it and I think it’s going to be fun to turn the energy loose.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay. Jim, thank you. And we’ll move to the next caller.

Operator:  Next question comes from Chris Caso with Susquehanna Financial Group.

<Q – Chris Caso – Susquehanna Financial Group LLP>: Yeah, thank you and congratulations on the deal. I guess, the last time that you guys did an acquisition like this was Burr-Brown and Unitrode. And I’d assume that you guys had some observations from how you integrated those acquisitions and apply it to this. And specifically I remember at the time that it took a while to get real synergies between those groups and TI. And maybe you could talk about that and what you intend to do differently this time.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, Chris, in some ways, there’s a shorter list of us that remember the time, but remember at the time of those acquisitions, we also then went through a modest decline from the tech bubble in 2001 and 2002. So there was a few other things happening out in the marketplace. I think there was also a difference at that time that we were building as a company to learn what did analog really mean. And that was all about and some of you will recall that we talked way back in that timeframe of how do you attach analog to DSP so that we could get salespeople to understand how to sell accordingly?

So what’s so dramatically different 10 years later is that we’ve got three analog businesses growing fast and we’ve got a sales force that has simply never been better at selling analog. If you spend time with them, they know how to hunt for literally every socket on the board. We’ve got training programs in place where you don’t train on specific products, you train on how do you go across and take out not just power, but look for clocks and look at converters and what about the microcontroller and really have people institutionalizing that skill.

So I think the speed at which we can actually bring help to the National growth acceleration is actually quite a bit higher than where we were with the acquisitions of Burr-Brown and Unitrode.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: And I believe, Rich, is it not true that Gregg Lowe was very closely involved in the integration of Burr-Brown?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Gregg had the opportunity to learn firsthand. So he will bring some of those learnings to this one as well, I’m sure.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on, Chris?

<Q – Chris Caso – Susquehanna Financial Group LLP>: Sure. And it was actually, Gregg, whose told a lot of those stories on the road so that’s why I knew to ask the question. But just as a follow-up, and I guess with respect to the distribution network, perhaps you could talk to the differences in the distribution network between TI and National. And I suppose there’s a considerable amount of overlap there. What are the tasks you need to do on that in the days to come?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, that will just be one that we will have to take a look and you really have to do that globally and really look market – regional area-by-area of what makes best sense, so I think the team comes into it with the mind open and it really is a case of what drives best growth and so we don’t try to have any more restrictions than that right now.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay. Thank you, Chris. We’ll move to the next caller.

Operator:  Our next question comes from Brendan Furlong with Miller Tabak.

<Q – Brendan Furlong – Miller Tabak & Co. LLC>: Hi, everybody. Quick question on the communications side. Two aspects here on the infrastructure where both TI and National have a decent exposure, the overlap there, and then on the wireless handset side, the analog portion for TI versus the connectivity OMAP, what’s TI’s analog exposure on handsets?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: The infrastructure side, I want to be careful drilling deep on that because I have not seen a break out in base station itself from an analog portfolio. We’ve obviously got quite a bit from the power growing on the signal chain side. Don, I don’t know if you have anything to add or can expand on that?

<A – Donald Macleod – Chairman, President & Chief Executive Officer>: Well, this is one of the areas where National Semiconductor uses its proprietary in-house process technology. For example, we have clocking circuits using our silicon germanium capability and our BiCMOS capability. So what we do tends to be differentiated from what TI does because we have different processes, and this is a good example of where our circuits and TI’s circuits together actually make a much more complete solution at the system level for wireless base stations in this particular example.

Likewise, Rich talked about power management and some of those areas where we have some of the very high voltage power solutions that go into the bricks, the power supplies for these base stations our complementary, high voltage power management along with TI’s circuits, including, by the way, the FET circuits, really complements it very well to provide again a complete system level solution, so we fit very well together there, even if both of us do focus on the overall market.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Any comment from the handset side?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, I wasn’t sure of the exact question of total content in handsets, so I want to be careful just trying to throw a number out on that.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Just maybe talk a little bit about where TI plays in the handset on the analog side?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, if you just look at handset content and I’m going to leave out baseband because that’s how we give an update on that as that business ramps down, you will find across our analog portfolio a variety of spaces from highly integrated mixed signal power management ICs, also applications with amplifiers or backlit LED and different devices like that.

When you then go into the, quote, “wireless business” that’s been talked about and then you start getting into the application processor and connectivity side, so think wireless LAN, think Bluetooth, think GPS, and that’s really a combination of smartphone and tablet with some heritage medium performance voice-only handset as well.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, Brendan, did you have a follow-on?

<Q – Brendan Furlong – Miller Tabak & Co. LLC>: I guess my follow-on would be, National is running a pretty lean business model currently, and you’re talking about $100 million in synergies a year, even from the closing. I’m just curious if you give us kind of a road map on where you think you’re going to get the $100 million from when National is running pretty tight already?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Yeah, I think this is one if you take a look at it, there’s the obvious just at the higher level of corporate functions when things come together on that front but there are some other areas as we looked just throughout the world in terms of where we have things and where we’re doing things. Kevin, do you want to add any color? I know you’ve spent the most amount of time around that.

<A – Kevin March – Chief Financial Officer & Senior Vice President>: Yeah, I think it’s clearly what you said there, Rich is there’s a lot of corporate and support functions that over the course of the integration process will be able to be streamlined and that’s really the largest opportunity. For example, the corporate staff function in both companies and that’s, that doesn’t necessarily have to scale with the size of the combination. The same is true for procurement activities and IT activities and a host of other sort of things that go on in those sort of support functions that in fact when you do the math, it’s not that difficult to be able to see $100 million of annual synergies by the end of the first year.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, thank you, Brendan. We’ll move to the next caller.

Operator:  The next question comes from Glen Yeung with Citi.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Glen, are you there?

Operator:  Please check your mute button. We’ll check his line and move on.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, thank you.

Operator:  Move on to Sumit Dhanda with Citadel Securities.

<Q – Sumit Dhanda – Citadel Securities>: Yes, hi. Rich, I guess first question for you, one of the things you talked about was the benefit of scale that you bring to National’s portfolio. I guess my question was there are other companies the size of National who have actually grown faster, so what gives you the conviction that scale is what was lacking from National’s ability to grow at its full potential so far?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: So Sumit, I would make a couple of things, a couple of points on that. First is in the world of Analog, there is no replacement for great products and great product development and unique features, so scale does matter but it matters as part of the portfolio, not scale instead of great products and great innovation on that particular front.

The other thing is, I think it’s been reasonably well discussed that Don and his team have been working on swinging the focus from a lot of the great margin improvement work that was done really up through and probably including 2008 and getting the strong focus on the growth side, so the view we have and the reason that we’ve got the confidence to be able to put these things together and do well is you’ve got momentum already moving in that direction so we will simply be able to do some really in some ways classic stuff. Get out to customers, make sure you’ve got coverage of boards, being on AVLs, or Approved Vendor Lists, really making sure you’re just very thoroughly engaged in the sales channel, and those are things where I think we can bring the scale of the sales force very quickly to bear and we’re going to challenge our teams to do that accordingly.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on Sumit?

<Q – Sumit Dhanda – Citadel Securities>: Yes, a quick follow on. The other thing that you mentioned, Rich, was that there’s no – or the fact that you have a common computing exposure within analog, National and industrial exposure. I understand the vertical synergy so to speak, but why not look at other companies out there which offer both the vertical synergy as well as maybe a product synergy, data converter is an area where you’ve not really established as dominant a market position, so walk us through why you thought National was the best fit from that perspective?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: You’ve heard us talk and this is something I had a chance today with the team even being out here beyond just Don and I talking. And if you take a look at the power opportunity and you think about the demands and the impact that power management skills have in system performance and system applications, this has been an area of great growth for us. And we think it can be an area of tremendous growth going forward because shares are still pretty low in that market and there is a lot of room to innovate around the whole power management side.

You’ve watched us and Don actually touched on it on the infrastructure question. A couple of years ago, we added the FET line with an acquisition and continuing to move across that power chain from the power management, receivers into the power stages themselves, these are great complementary areas that are going to grow rapidly. So that was where when we stared at that type of opportunity, we said this really makes sense.

There’s also another very key feature in this, and that is while the headline of what the premium is going to look like is very high, if you take a look at the actual cost or the value that we paid or will be paying for National on a cap per revenue or price to revenue, you actually find it sitting at I think it’s about 4.1 with the announced price. If you take a look at those top three standalone analog companies that you could think about out in the marketplace, so Analog Devices or Maxim or LTC, you will actually find the average price to sales at 4.2.

So you end up at a market price even with a pretty significant premium and folks, that is an important element in order to be able to drive the returns on invested capital that we’ve been able to calculate and gives us the confidence on this deal. So that’s a little bit of insight into some of the thinking and some of the background of why we think this makes sense.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Okay, Sumit. Thank you. We’ll move to the next caller.

Operator:  And our next question comes from Vivek Arya with Bank of America Merrill Lynch.

<Q – Vivek Arya – Bank of America Merrill Lynch>: Thanks for taking my question. Rich, I’m curious. How are you going to make sure that you don’t lose momentum internally during the couple of quarters it could take for the deal to close?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: If you take a look at the question internally, I assume that is both here at National as well as at TI?

<Q – Vivek Arya – Bank of America Merrill Lynch>: Yes.

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: You know, it’s pretty simple, you’ve got to keep running the places and we were very clear even at the employee meeting. Until close, these are competitors and we’re going to compete tomorrow like we did yesterday and we’re going to be very focused and I think the great news is that you know the amount of energy that we’ve had on growth inside of TI, and I know Don and his team have had a similar amount of growth focus at this side. So I think that’s going to be the challenge for the management teams, but people have got those tasks well lined out.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Did you have a follow on, Vivek?

<Q – Vivek Arya – Bank of America Merrill Lynch>: Yeah, just a clarification. Is there a breakup fee associated with the deal and do you expect any other bidders to emerge?

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Kevin, would you like to address that?

<A – Kevin March – Chief Financial Officer & Senior Vice President>: Sure, there is a breakup fee, as you would normally see in a deal like this. In fact, the fee is $200 million. There’s also a reverse breakup fee should it be some issue at the end of about $350 million.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Thank you, Vivek, and operator, I think we have time for one additional caller to ask questions.

Operator:  Okay. And we’ll take that last question from Ed Snyder with Charter Equity Research.

<Q – Ryan Cram – Charter Equity Research>: Thanks for taking my question and squeezing me in there. This is Ryan Cram, I’m actually filling in for Ed Snyder. My question is really surrounding fab utilization and you guys have kind of touched on this a little bit earlier in the call, but on National Semi’s last conference call, they indicated fab utilization of about 58%, down from 68% from the previous quarter and I know Texas Instrument has also talked about some head room in their capacity. How does this translate near term to margins? Do you see that being dilutive or accretive and how will you guys manage that going forward?

<A – Richard Templeton – Chairman, President & Chief Executive Officer>: Let me comment on the TI front because I think we touched on this, Ron and Kevin did pretty hard back in the January call, and that is we have gone out in the past whatever it is, 18 months, we’ve added the three wafer fabs, the ramp up of Renner, the 300-millimeter site, the addition of the Japan fab and the acquisition in China and where we are absolutely thrilled guys is because of the prices that we’re able to acquire them at, our fourth quarter P&L was literally an all-in cost, so you’ve got full depreciation, operating costs, everything running through that.

So, unlike the old days when you’re out putting in a new CMOS fab at $2 billion, $3 billion or $4 billion and you’ve got that big depreciation spike rolling through, it’s all in there now, so this is not about us worrying about having underutilization at TI. We view that as the opposite and that is we’ve got great growth head room that very few other companies have in the world right now, and I think this is really going to be critical.

You see competitors in the analog business operating wafer fabs in the 90% utilization level and that’s called full in our business and when you’re full you can’t grow, and so this is a really great position to be, is great products and a lot of head room to be able to grow both with the comments I gave on TI, but also as Lewis and Don have indicated, utilizations in the 60% range give us that same chance out here.

<A – Ron Slaymaker – Vice President & Head-Investor Relations>: Do you have a follow on, Ryan?

<Q – Ryan Cram – Charter Equity Research>: No, that answers my question. I appreciate your time.

Ron Slaymaker, Vice President & Head-Investor Relations

Okay, thank you. So before we end the call, I’ll remind you that the replay is available on our website. Thank you and good evening.

Operator:  Ladies and gentlemen, this does conclude our conference. We appreciate your participation.